UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 1, 2014

HERITAGE COMMERCE CORP

(Exact name of registrant as specified in its charter)

California	000-23877	77-0469558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 Almaden Boulevard, San Jose, CA	95113
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (408) 947-6900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01           Completion of Acquisition or Disposition of Assets.

On October 8, 2014, the Registrant’s bank subsidiary, Heritage Bank of Commerce (“HBC”), entered into a Stock Purchase Agreement (“Purchase Agreement”) with BVF/CSNK Acquisition Corp., a Delaware corporation, (“BVF”) and its stockholders (“Stockholders”) pursuant to which HBC agreed to acquire all of the outstanding common stock from the Stockholders of BVF for an aggregate purchase price of $22,520,000 (“Acquisition”).

BVF is the holding company for CSNK Working Capital Finance Corp. d/b/a Bay View Funding, a California corporation (“CSNK”). CSNK is in the business of purchasing factored receivables and participations in factored receivables.

In connection with the Acquisition, certain key employees of BVF and CSNK entered into non-competition and non-solicitation agreements.  In addition, Glen Shu, the President and Chief Executive Officer of BVF and CSNK, entered into a three year employment agreement with HBC.

The Acquisition was completed on November 1, 2014 and BVF became a wholly-owned subsidiary of HBC.

The Purchase Agreement contains customary representations and warranties by BVF and the Stockholders and provisions whereby the Stockholders agreed to indemnify HBC and its affiliated parties for breaches of the representations and warranties, breaches of covenants and certain other matters. Of the total purchase price, $2,250,000 was be placed in escrow to support the indemnification obligations. Any amounts remaining in escrow will be released to the Stockholders after 18 months following the closing date of the Acquisition, net of any indemnification payments made from the escrow or amounts reserved for pending claims pursuant to any indemnification claims under the Purchase Agreement.

There were no material relationships between BVF or CSNK, its officers, shareholders or employees and Heritage Commerce Corp or HBC and its subsidiaries, its officers, shareholders or employees, other than in respect to the transaction.

Heritage Commerce Corp has issued a press release with regard to these matters which is attached to this Form 8-K as Exhibit 99.1.

Item 9.01                                           Financial Statements and Exhibits.

(a)-(b)  In accordance with the rules and regulations of the Securities and Exchange Commission, the financial information required by these items will be filed on an amended Form 8-K by January 16, 2015.

(c)           Not applicable.

(d)           Exhibits.

2.1          Stock Purchase Agreement dated October 8, 2014 (incorporated by reference from the Registrant’s Current Report on Form 8-K, previously filed with the SEC on October 9, 2014).

99.1        Press Release dated November 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HERITAGE COMMERCE CORP

DATED: November 4, 2014	By:	/s/ Lawrence McGovern
Lawrence McGovern
Executive Vice President and
Chief Financial Officer

Exhibit Index

Exhibit	Description

2.1	Stock Purchase Agreement, dated October 8, 2014 (incorporated by reference from the Registrant’s Current Report on Form 8-K, previously filed with the SEC on October 9, 2014).

99.1	Press Release dated November 4, 2014